                                                                   Exhibit 23(a)





               Consent of Independent Certified Public Accountants


The Board of Directors
The Travelers Life and Annuity Company
The Travelers Insurance Company



We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.


KPMG Peat Marwick LLP

Hartford, Connecticut
April 9, 1998